                                                                    EXHIBIT 3.75

                         CERTIFICATE OF INCORPORATION

                                      OF

                              S. J. KESSLER, INC.



             PURSUANT TO ARTICLE TWO OF THE STOCK CORPORATION LAW


     WE, THE UNDERSIGNED, desiring to form a corporation, pursuant to the provisions of the Stock Corporation Law, all being of full age, at least two-thirds being citizens of the United States, and at least one of us a resident of the State of New York, do hereby make, subscribe, acknowledge and file this certificate for that purpose and certify:

     FIRST.   The name of the proposed corporation is

                              S. J. KESSLER, INC.

     SECOND.  The purposes for which it is to be formed are:

              (a) To carry on the business of architects and designers of buildings and structures of all kinds; the preparation and furnishing of plans, designs or other drawings and specifications, including estimates of cost, for the erection, alteration or repairs of buildings and structures of any kind and description, and also the supervision and inspection of such work.
             (b) To carry on a general engineering and construction business; to plan, design, make, construct, build, erect, equip, improve, repair and alter either in whole or in part any and all kinds of buildings, foundations, structures of every kind, and to make and enter into any and all kinds of contracts for the doing of any of said things; to take, acquire, hold or maintain, work, develop, sell, convey, lease, mortgage, exchange, improve and otherwise deal in and dispose of real property or any interests and rights therein.

     THIRD. The amount of the capital stock is Five Hundred Dollars ($500) divided into five (5) shares of the par value of $100 each.

     FOURTH. The number of shares of which the capital stock shall consist is five (5), and the amount of capital with which said corporation will begin business is five hundred dollars ($500).

     FIFTH. The Borough of Bronx in the County of Bronx, City and State of New York, is the place in which its principal business office is to be located.

     SIXTH.  Its duration is to be perpetual.

     SEVENTH.  The number of its directors is to be three (3).

     EIGHTH. The names and post office addresses of the directors until the first annual meeting of stockholders are as follows, viz.,

NAMES                                                     POST OFFICE ADDRESSES

Henry G. Schackno                                         360 East 166th Street
                                                          Borough of Bronx
                                                          New York, N.Y.

Irving Miller                                             2254 Davidson Avenue
                                                          Borough of Bronx
                                                          New York, N.Y.

Grace L. Heasley                                          1447 Pacific Street
                                                          Borough of Brooklyn
                                                          New York, N.Y.

     NINTH. The names and post office addresses of each subscriber of this certificate, and a statement of the number of shares of stock which each agrees to take in the corporation, are as follow:

NAMES                      POST OFFICE ADDRESSES            NUMBER OF SHARES
Henry G. Schackno          360 East, 166th Street                   3
                           Borough of Bronx
                           New York, N.Y.

Irving Miller              2254 Davidson Avenue                     1
                           Borough of Bronx
                           New York, N.Y.

Grace L. Heasley           1447 Pacific Street                      1
                           Borough of Brooklyn
                           New York, N.Y.

     TENTH. That at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

     IN WITNESS WHEREOF, we have made, signed and acknowledged this Certificate this ___ day of ______________, 1926.

                                             ___________________________(L.S.)

                                             ___________________________(L.S.)

                                             ___________________________(L.S.)

State of New York     )

                      ) SS.

County of New York    )

     On this ____ day of _____________, 19__ before me personally came HENRY J. SCHACKNO, IRVING MILLER and GRACE L. HEASLEY to me personally known, and known to me to be the individuals described in and who executed the foregoing Certificate and they severally duly acknowledged to me that they executed the same.


                              -------------------------------------------------
                              Notary Public, Kings County,
                              Cert. filed in New York Co.#45

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                    THE UNIVERSITY OF THE STATE OF NEW YORK


STATE OF NEW YORK  :
                   :  ss.:
COUNTY OF ALBANY   :

     In accordance with the provisions of section 805 of the Business Corporation Law, consent is hereby given to the change of name of DRAVO VAN HOUTEN, INC. to WEHRAN-NEW YORK, INC. contained in the annexed certificate of amendment to the certificate of incorporation.

     This consent to filing, however, shall not be construed as approval by the Board of Regents, the Commissioner of Education or the State Education Department of the purposes or objects of such corporation, nor shall it be construed as giving the officers or agents of such corporation the right to use the name of the Board of Regents, the Commissioner of Education, the University of the State of New York or the State Education Department in its publications or advertising matter.

                            IN WITNESS WHEREOF this instrument is executed and
                              the seal of the State Education Department is affixed this 5th day of March, 1987.

                              Gordon M. Ambach
                              Commissioner of Education


                              By:


                              James H. Whitney
                              Acting Counsel

                            CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                                       OF
                             DRAVO VAN HOUTEN, INC.
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     WE, THE UNDERSIGNED OFFICERS, of Dravo Van Houten, Inc. hereby certify and set forth:

     FIRST: The name of the corporation is Dravo Van Houten, Inc. (the "Corporation"). The name under which the Corporation was formed is S.J. Kessler, Inc.

     SECOND: The certificate of incorporation of the Corporation was filed by the Department of State, Albany, New York, on the 4th day of August 1926.

     THIRD: The certificate of incorporation of Dravo Van Houten, Inc. is hereby amended to effect a change in the corporate name pursuant to Section 80l(b)(l) of the Business Corporation Law.

     FOURTH: Article FIRST of the certificate of incorporation of the corporation is hereby amended to read in its entirety as follows:

          "FIRST:  The name of the corporation is
          Wehran-New York, Inc."

     FIFTH: This amendment to the certificate of incorporation of the Corporation was duly authorized at a meeting of the board of directors of the Corporation followed by the written consent of the sole shareholder of the Corporation.

     IN WITNESS WHEREOF, we have signed this certificate of amendment on the ____ day of January, 1987 and we affirm the statements contained therein as true under penalties of perjury.

                              DRAVO VAN HOUTEN, INC.


                              /s/ R.J. Colleran
                              _________________________________________________
                              R.J. Colleran - President


                              /s/ Edward Agoglia
                              _________________________________________________
                              Edward Agoglia - Assistant Secretary












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